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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Target Corporation Long-Term Incentive Plan of our reports dated February 19, 2004 with respect to the consolidated financial statements of Target Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 2004, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Minneapolis, Minnesota
June 2, 2004

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CONSENT OF INDEPENDENT AUDITORS